Execution Copy

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) DECEMBER 31, 2007 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

PROMISSORY NOTE

December 31, 2007

$2,000,000	Irvine, California

FOR VALUE RECEIVED, T3 Motion, Inc. (the “Maker”), promises to pay to the order of  Immersive Media Corp., at the offices of Immersive Media Corp. (the “Payee”, which term includes any subsequent holder hereof), located at 2407 SE 10th Avenue, Portland, Oregon  97214, or at such other place as the Payee may designate, the principal sum of Two Million Dollars ($2,000,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding.  The unpaid principal balance hereof from time to time outstanding shall bear interest at the rate of 12% per annum.  Subject to the terms and conditions hereof, all principal and interest due hereunder shall be paid in one payment on December 31, 2008.

Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  All payments by the Maker under this Note shall be in immediately available funds.

To secure the Maker’s obligations under this Note, the Maker hereby grants the Payee a first priority security interest in all of the assets of the Maker, including, without limitation, the Maker’s accounts, equipment, inventory, general intangibles, payment intangibles, deposit accounts, chattel paper, documents, fixtures, instruments, investment property, all books, records, invoices, bills of lading, and other documents relating to any of the foregoing and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof (the “Collateral”).  The Maker authorizes the Payee to file one or more financing statements, amendments thereto and continuation statements with respect thereto.  The Payee shall have all the rights of a secured creditor under the Uniform Commercial Code as from time to time in effect in the State of California.  The Maker has and will maintain title to each item of Collateral (including the proceeds and products thereof), free and clear of all liens except the security interest granted hereby.

This Note shall become immediately due and payable without demand upon the occurrence at any time of any of the following events of default (individually, “an Event of Default” and collectively, “Events of Default”):

(1)	default in the payment or performance of this or any other liability or obligation of the Maker to the Payee, including the payment when due of any principal, premium or interest under this Note;

(2)
the Maker shall have become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for the Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Maker or for a substantial part of the property thereof and such appointment is not terminated or dismissed within thirty (30) days after the appointment;

(3)	the liquidation, termination of existence or dissolution of the Maker;

(4)
the institution against the Maker or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing;

(5)
the institution by the Maker or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any endorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors;

(6)
the maturity of any material indebtedness of the Maker (other than the indebtedness on this Note) shall be accelerated or the Maker shall fail to pay any such material indebtedness when due or, in the case of indebtedness payable on demand, when demanded.  For these purposes, indebtedness of the Maker shall be deemed material if it exceeds $5,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this paragraph has occurred;

(7)
a judgment or judgments for the payment of money in excess of the sum of $5,000 in the aggregate shall be rendered against the Maker and the Maker shall not discharge the same or provide for its discharge, or procure a stay of execution thereof, prior to any execution on such judgment, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution shall be stayed, appeal therefrom and cause the execution to be stayed during such appeal;

(8)
any execution or attachment shall be issued whereby any substantial part of the property of the Maker shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof; or

(9)	the Payee deems itself insecure for any reason and so notifies the Maker.

Upon the occurrence of an Event of Default, the Payee may exercise all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of California or afforded by other applicable law.

Upon the happening of any Event of Default, this Note shall bear interest until paid in full at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.  The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Payee in its sole discretion.

The Maker agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the Payee in enforcing the obligations of the Maker under this Note.

In the event that the Maker incurs indebtedness of any kind, including, without limitation, capitalized lease obligations, to a bank or to any other entity engaged in the business of lending money (any such indebtedness, “Senior Debt” and the holder thereof a “Senior Lender”), the Payee’s rights and claims hereunder shall be subordinated to any claims of any such Senior Lender, and the Payee shall enter into subordination agreements with the Senior Lender or Senior Lenders on such terms and conditions as are customary for the subordination of mezzanine indebtedness; provided, however, that nothing herein shall limit the Maker’s ability to make payments due hereunder.  The Company shall notify the Payee of the incurrence of any Senior Debt within 5 days after such incurrence.

The Maker shall indemnify and hold the Payee harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Note and the security interest hereby created (including enforcement of this Note) or the Maker’s actions pursuant hereto, except claims, losses or liabilities resulting from the Payee’s gross negligence or willful misconduct.  Any liability of the Maker to indemnify and hold the Payee harmless pursuant to the preceding sentence shall be part of the obligations secured by the security interest.  The obligations of the Maker under this paragraph shall survive any termination of this Note.

No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Maker and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

This Note may, at the option of the Maker, be prepaid in whole or in part at any time or from time to time, without premium or penalty.

None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Payee expressly referring to this Note and setting forth the provision so excluded, modified or amended.

All references herein to “$” or “dollars” refer to United States dollars, and all payments due hereunder shall be payable in lawful currency of the United States.

The validity, construction and enforceability of this Note shall be governed by the internal laws of the State of California, without giving effect to conflict of laws principles thereof.

T3 MOTION, INC.
By: _________________________
Name: Title: